SCHEDULE 14A
                                Information Required in Proxy Statement

                                       SCHEDULE 14A INFORMATION
                               Proxy Statement Pursuant to Section 14(a)
                                 of the Securities Exchange Act of 1934


Filed by the Registrant:               CENTRAL NEWSPAPERS, INC.

Filed by a Party other than the Registrant:

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                                       CENTRAL NEWSPAPERS, INC.
                           (Name Of Registrant As Specified In Its Charter)
                              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(j)(2)
[ ]     $500 per each party to the controversy pursuant to Exchange
        Act Rule 14a-6-(i)(3)
[ ]     Fee computed on table below per Exchange Act Rules 14a-
        6(i)(4) and 0-11
        (1)     Title of each class of securities to which transaction
                applies:          N/A
        (2)     Aggregate number of securities to which transaction
                applies:          N/A
        (3)     Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11:     N/A
        (4)     Proposed maximum aggregate value of transaction:
                N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
        Form or Schedule and the date of its filing.       N/A
        (1)     Amount Previously Paid:
        (2)     Form, Schedule or Registration Statement No.:
        (3)     Filing Party:
        (4)     Date Filed:





                                                 March 24, 1994




To Our Shareholders:

The 1994 Annual Meeting of Shareholders of Central Newspapers,
Inc. will be held at First Indiana Plaza, 135 North Pennsylvania
Street, 7th Floor, Indianapolis, Indiana, on April 21, 1994. The meeting will start promptly at 10:00 A.M., local time.

We urge you to read the enclosed Notice of Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

A copy of our Annual Report for 1993, which is not a part of our proxy soliciting material, is enclosed.


                               Central Newspapers, Inc.



                               Frank E. Russell
                               President and Chief Executive Officer




             Please complete, date, sign and mail promptly the accompanying proxy in the return envelope provided for that purpose,
                       whether or not you plan to attend the meeting.






                                                 March 24, 1994




To Our Shareholders:

The Annual Meeting of Shareholders of Central Newspapers, Inc.
(the "Company") will be held on Wednesday, April 21, 1994, at
10:00 A.M., local time, at First Indiana Plaza, 135 North
Pennsylvania Street, 7th Floor, Indianapolis, Indiana.

The Annual Meeting will be held for the following purposes:

1. Election of Directors. Election of eight directors, each for a one year term.

2.      Selection of Auditors.  Approval of the appointment of Geo.
        S. Olive & Co. as auditors for the Company for the fiscal year ending December 25, 1994.

3. Other Business. Such other matters as may properly come before the meeting or any adjournment(s) thereof.

Shareholders of record at the close of business on March 16, 1994 are entitled to vote at the meeting.



                               By Order of the Board of Directors



                               Marjorie C. Tarplee
                               Secretary




                                PROXY STATEMENT

        The enclosed proxy is solicited by the Board of Directors of Central Newspapers, Inc., an Indiana corporation (the "Company"), the principal executive offices of which are located at 135 North
Pennsylvania Street, Indianapolis, Indiana 46204.  This Proxy
Statement and the enclosed proxy were mailed on or about
March 24, 1994.

        The enclosed proxy is solicited for use at the Annual Meeting of the Company's shareholders to be held on April 21, 1994, at 10:00 A.M., local time, at First Indiana Plaza, 135 North Pennsylvania Street, 7th Floor, Indianapolis, Indiana and at any adjournment(s) thereof.

        All shares represented by the enclosed proxy will be voted at the meeting in accordance with instructions given by the shareholder, but where no instruction is given, the shares will be voted in favor of the action recommended by the Board of Directors and, in the absence of any recommendation, in accordance with the best judgment of the proxy holders. A shareholder executing and delivering the enclosed proxy may revoke it by a written notice delivered to the Secretary of the Company or in person at the meeting, at any time before it is exercised.

        The entire cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners.

                          PURPOSES OF MEETING

        The purposes of the meeting are (1) to elect eight directors, each for a one year term, (2) to approve the appointment of Geo. S. Olive & Co. as auditors for the Company for the fiscal year ending December 25, 1994, and (3) to transact such other business as may properly come before the meeting. The Board of Directors is not aware of any other business which will come before the meeting.

           VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The close of business on March 16, 1994 has been fixed as the record date for determining which shareholders are entitled to notice of, and to vote at, the meeting and at any adjournment(s) thereof. On that date, 23,458,700 shares of the Company's Class A Common Stock and 31,578,000 shares of the Company's Class B Common Stock were outstanding. The Company has no other class of capital stock outstanding. Each holder of record of Class A Common Stock on the record date will be entitled to 1/10 of a vote for each share registered in his or her name on each matter presented to a vote of the shareholders at the Annual Meeting. Each holder of record of Class B Common Stock on the record date will be entitled to one vote for each share registered in his or her name on each matter presented to a vote of the shareholders at the Annual Meeting. All shares of Class A Common Stock and Class B Common Stock vote together as a single class. A majority of the votes entitled to be cast, in person or by proxy, is necessary for a quorum. Under Indiana law, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. The affirmative vote of a majority of the quorum is required for the election of directors and the ratification of the appointment of the auditors. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of the director nominees will have the same effect as a vote against the particular issue or nominee.

        The persons listed in the following table are known by management to own beneficially more than 5% of the outstanding shares of the Company 's Class A Common Stock or Class B Common Stock. The names and addresses of these persons, and the number and percentage of shares of Class A Common Stock and Class B Common Stock owned beneficially by them as of March 16, 1994 (based on the best information available to the Company on such date) are included in the following table. To the Company's knowledge, each shareholder has sole investment and voting power with respect to the shares shown as beneficially owned by such shareholder unless otherwise indicated.



  Name and Address                                                       Amount and Nature of           Percent
of Beneficial Owner(1)                      Title of Class               Beneficial Ownership           of Class(2)

Eugene C. Pulliam Trust                    Class A Common Stock                   -0-                     --
                                           Class B Common Stock            22,907,500                   72.5%

Naomi M. Pulliam                           Class A Common Stock             5,073,600                   21.6%
                                           Class B Common Stock            26,640,000     (3)           84.4%

Eugene S. Pulliam                          Class A Common Stock             1,758,574     (4)            7.5%
                                           Class B Common Stock            25,235,000     (3)           79.9%

Frank E. Russell                           Class A Common Stock               905,820     (5)            3.8%
                                           Class B Common Stock            23,032,500     (3)           72.9%

Enid Goodrich                              Class A Common Stock             4,089,600     (6)           17.4%
One Indiana Square, Suite 600              Class B Common Stock               190,000     (7)              *
Indianapolis, Indiana 46266

Liberty Fund, Inc.                         Class A Common Stock             1,386,600                    5.9%
7440 Shadeland Avenue                      Class B Common Stock               190,000     (7)              *
Indianapolis, Indiana 46250

NBD Bank, N.A.                             Class A Common Stock             1,568,800     (8)            6.7%
One Indiana Square, Suite 600              Class B Common Stock                   -0-                     --
Indianapolis, Indiana 46266

Ariel Capital Management, Inc.             Class A Common Stock             2,021,921     (9)            8.6%
307 North Michigan Avenue                  Class B Common Stock                   -0-                    --
Chicago, Illinois 60601

Capital Guardian Trust Company             Class A Common Stock             1,193,800     (10)           5.1%
333 South Hope Street                      Class B Common Stock                   -0-                     --
Los Angeles, California 90071

*       Less than one percent.
(1)     Unless otherwise specified, all addresses: c/o Central Newspapers, Inc., 135 North Pennsylvania
        Street, Indianapolis, Indiana 46204.
(2)     Based upon 23,458,700 shares of Class A Common Stock and 31,578,000 shares of Class B Common Stock outstanding as of March 16, 1994, which does not include options which are currently exercisable for
        359,250 shares of Class A Common Stock held by certain officers and employees of the Company.
(3)     Includes 22,907,500 shares owned by the Eugene C. Pulliam Trust of which Naomi M. Pulliam, Eugene S.
        Pulliam and Frank E. Russell are Trustees.  During the term of Naomi M. Pulliam as a Trustee, Mrs.
        Pulliam controls the decisions of the Trustees.
(4)     Includes (a) 20,000 shares owned by Jane Pulliam, wife of Eugene S. Pulliam, as to which shares Mr.
        Pulliam disclaims beneficial ownership, and (b) 1,729,736 shares held by the Eugene S. Pulliam Trust of which Eugene S. Pulliam is the Trustee.  Does not include shares issuable to Mr. Pulliam upon exercise of options granted under the Stock Option Plan (as hereinafter defined).
(5)     Includes (a) 13,320 shares owned by Nancy M. Russell, wife of Frank E. Russell, as to which shares Mr.
        Russell disclaims beneficial ownership and (b) 752,000 shares of Class A Common Stock owned by nine separate trusts for which Frank E. Russell acts as sole trustee and as to which Mr. Russell disclaims beneficial ownership.  Does not include shares issuable to Mr. Russell upon exercise of options granted under the Stock Option Plan.
(6)     Includes (a) 217,800 shares held by a trust, of which Enid Goodrich shares the voting power, (b)
        1,386,600 shares held by Liberty Fund, Inc., of which Enid Goodrich is Vice Chairman and a Director, and (c) 1,568,800 shares held by NBD Bank, N.A. as agent for Enid Goodrich for which NBD Bank, N.A.
        has sole voting power pursuant to a revocable agreement with Enid Goodrich, but with respect to which
        Enid Goodrich retains sole dispositive power.
(7)     Includes 190,000 shares held by Liberty Fund, Inc., of which Enid Goodrich is Vice Chairman and a
        Director.
(8)     Represents shares held by NBD Bank, N.A. as agent for Enid Goodrich for which NBD Bank, N.A. has sole voting power pursuant to a revocable agreement with Enid Goodrich, but with respect to which Enid
        Goodrich retains sole dispositive power.  This information is as of February 10, 1994.
(9)     Ariel Capital Management, Inc. holds all such shares for client accounts, none of which individually represents more than 5% of the outstanding Class A Common Stock, and disclaims beneficial ownership of such shares.  Ariel Capital Management, Inc., in its capacity as investment advisor, has sole voting power for 1,336,185 shares, shared voting power for 185,520 shares and sole investment power for
        2,021,921 shares.  This informaton is as of January 31, 1994.
(10)    Capital Guardian Trust Company, a bank and operating subsidiary of The Capital Group, Inc. holds all such shares for client accounts, none of which individually represents more than 5% of the outstanding
        Class A Common Stock, and disclaims beneficial ownership of such shares.  Capital Guardian Trust
        Company, in its capacity as investment advisor, has sole voting power with respect to 859,700 shares and sole investment power with respect to 1,193,800 shares.  This information is as of December 31,
        1993.

                             SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock, as of March 16, 1994, by
its directors, director-nominees, named executive officers and all directors and executive officers as a group.  Unless otherwise indicated, each shareholder listed below has sole investment and voting power with respect to the shares shown as beneficially owned by him.

Name of                                                    Number of Shares                   Percent of
Beneficial Owner              Title of Class               Beneficially Owned (1)                Class(2)

Kent E. Agness                Class A Common Stock                 2,000                             *
                              Class B Common Stock                   -0-                            --

Malcolm W. Applegate          Class A Common Stock                 4,619      (3)                    *
                              Class B Common Stock                   -0-                            --

William A. Franke             Class A Common Stock                 2,000                             *
                              Class B Common Stock                   -0-                            --

Eugene S. Pulliam             Class A Common Stock             1,758,574      (5)                  7.5%
                              Class B Common Stock            25,235,000      (4)                 79.9%

Dan Quayle                    Class A Common Stock                34,850      (8)                    *
                              Class B Common Stock                25,000                             *

James C. Quayle               Class A Common Stock               651,889      (6)                  2.8%
                              Class B Common Stock               662,500      (7)                  2.1%

Frank E. Russell              Class A Common Stock               905,820      (9)                  3.8%
                              Class B Common Stock            23,032,500      (4)                 72.9%

Wayne D. Wallace              Class A Common Stock                   100                             *
                              Class B Common Stock                   -0-                            --

Louis A. Weil, III            Class A Common Stock                   495      (10)                   *
                              Class B Common Stock                   -0-                            --

All directors and             Class A Common Stock             3,360,347                          14.3%
executive officers as         Class B Common Stock            26,047,500      (9)                 82.5%
a group (9 persons)


*       Less than one percent.
(1)     Does not include shares of Class A Common Stock issuable upon exercise of options issued under the
        Company's Stock Option Plan.
(2)     Based upon 23,458,700 shares of Class A Common Stock and 31,578,000 shares of Class B Common Stock outstanding as of March 16, 1994, which does not include options which are currently exercisable for
        359,250 shares of Class A Common Stock held by certain officers and employees of the Company.
(3)     Includes 619 shares are held for the benefit of Mr. Applegate by the Savings Plus Plan (as hereinafter defined).
(4)     Includes 22,907,500 shares owned by the Eugene C. Pulliam Trust of which Naomi M. Pulliam, Eugene S.
        Pulliam and Frank E. Russell are Trustees. During the term of Naomi M. Pulliam as a Trustee, Mrs.
        Pulliam controls the decisions regarding the Trust.
(5)     Includes (a) 20,000 shares owned by Jane Pulliam, wife of Eugene S. Pulliam, as to which shares Mr.
        Pulliam disclaims beneficial ownership, and (b) 1,729,736 shares held by the Eugene S. Pulliam Trust of which Eugene S. Pulliam is the Trustee.
(6)     Includes (a) 419,600 shares owned by Corinne P. Quayle, wife of James C. Quayle, as to which shares
        Mr. Quayle disclaims beneficial ownership, and (b) 1,961 shares of The C&J Charitable Trust
        Foundation, of which Mr. Quayle is a Co-Trustee, as to which shares Mr. Quayle disclaims beneficial ownership.
(7)     Includes 305,000 shares owned by Corinne P. Quayle, wife of James C. Quayle, as to which shares
        Mr. Quayle disclaims beneficial ownership.
(8)     Includes 8,816 shares owned by Marilyn Tucker Quayle, wife of Dan Quayle.
(9)     Includes (a) 13,320 shares owned by Nancy M. Russell, wife of Frank E. Russell, as to which shares Mr.
        Russell disclaims beneficial ownership, and (b) 752,000 shares held in nine separate trusts for which
        Frank E. Russell acts as sole trustee and as to which Mr. Russell disclaims beneficial ownership.
(10)    All 495 shares are held for the benefit of Mr. Weil by the Savings Plus Plan.


                        PROPOSAL I -- ELECTION OF DIRECTORS

        Eight directors will be elected at the meeting for a one year term. All of the nominees listed below are currently directors whose present terms of office will expire upon completion of the election at the meeting. Unless otherwise specified by the shareholder, the enclosed proxy will be voted in favor of electing as directors the nominees listed below. If any nominee should be unable to serve, the proxy will be voted for a substitute nominee selected by the Board of Directors of the Company.

        The name, principal occupation, business experience since
1988, tenure and age of each nominee for election as a director are as set forth below.

        Kent E. Agness, age 44, has been a partner in the law firm of Barnes & Thornburg since 1982. He has been a director of the Company since 1990.

        Malcolm W. Applegate, age 58, has been President of Indianapolis Newspapers, Inc. since May 1993 and General Manager of Indianapolis Newspapers, Inc. since July 1990. From July 1990 to May 1993 he was Vice President of Indianapolis Newspapers, Inc. From 1985 until July 1990, Mr. Applegate was publisher of the Lansing (Michigan) State Journal. He has been a director of the Company since 1991.

        William A. Franke, age 56, has been President of Franke & Company, Inc., Phoenix, Arizona, an investment firm, since 1987. Since September 1992 he has acted as Chairman of the Board of America West Airlines, Inc., an airline carrier, and has acted as its Chief Executive Officer since December 1993. Mr. Franke served as a director of Circle K Corporation, an international convenience store chain, from 1983 to 1993. From November 1989 to June 1990, he performed certain executive duties for Circle K Corporation as Chairman of its Executive Committee, and from June 1990 to July 1993 acted as Chairman of its Special Committee of Directors. He is a director of America West Airlines, Inc. and Phelps Dodge Corporation. He has been a director of the Company since 1990.

        Eugene S. Pulliam, age 79, has been Publisher of The Indianapolis Star and The Indianapolis News since 1975 and President of Phoenix Newspapers, Inc. since 1979. He has been a director of the Company since 1954. Mr. Pulliam is the brother-in-law of James C. Quayle and the uncle of Dan Quayle.

        Dan Quayle, age 47, has been Chairman of Circle Investors, Inc. and FX Strategic Advisors, Inc. since 1993. He was Vice-President of the United States from January, 1989 to January,
1993 and a United States Senator from January, 1979 to January, 1989. Mr. Quayle is a director of American Standard, Inc. He has been a director of the Company since 1993. Mr. Quayle is the son of James C. Quayle and the nephew of Eugene S. Pulliam.

        James C. Quayle, age 72, has been President of Huntington
Newspapers, Inc. since 1964. He has been a director of the Company since 1979. Mr. Quayle is the brother-in-law of Eugene
S. Pulliam and the father of Dan Quayle.

        Frank E. Russell, age 73, has been President of the Company since 1979. He has been a director of the Company since 1974.

        Louis A. Weil, III, age 52, has been Publisher of The Arizona Republic and The Phoenix Gazette and Executive Vice President of Phoenix Newspapers, Inc. since July 1991. Mr. Weil served as Publisher of Time from May 1989 to July 1991, and President and Publisher of The Detroit News from May 1987 to May 1989. Mr. Weil serves as a member of the Board of Directors of Global Government Plus Fund, Inc. as well as eleven other investment companies within the Prudential family of mutual funds. He has been a director of the Company since 1991.


                   COMMITTEES OF THE BOARD OF DIRECTORS AND
                            COMPENSATION OF DIRECTORS

        The Board of Directors of the Company has a Nominating Committee, an Audit Committee, a Stock Option Committee and a Compensation Committee. The Nominating Committee held meetings in March, 1993 and March, 1994. The members of the Nominating Committee are Frank E. Russell (Chairman) and Eugene S. Pulliam. This Committee has the responsibility of nominating individuals to serve on the Board of Directors of the Company.

        Each nominee for election as a director of the Company named herein was recommended by the Nominating Committee. The
Nominating Committee will consider nominees recommended by shareholders. Any shareholder who wishes to make such a recommendation to the Nominating Committee should submit the name or names of the individuals being recommended in writing to the Nominating Committee, c/o Marjorie C. Tarplee, Secretary, Central Newspapers, Inc., 135 North Pennsylvania Street, Indianapolis, Indiana 46204 by December 25, 1994.

        The Compensation Committee is responsible for developing the Company's executive compensation policies and for reviewing and determining compensation to be paid to the Chief Executive
Officer and the other ten most highly compensated employees of the Company and its subsidiaries. The Compensation Committee held four meetings during 1993. The members of the Compensation Committee are William A. Franke (Chairman), Kent E. Agness,
Eugene S. Pulliam and James C. Quayle.

        The Stock Option Committee consists of the outside directors serving on the Compensation Committee. The Stock Option
Committee administers, construes and interprets the Central
Newspapers, Inc. Stock Option Plan (the "Stock Option Plan").
Members of the Stock Option Committee are not eligible to participate in the Stock Option Plan while members or within one year prior to their appointment as members. The Stock Option
Committee met one time in 1993.  The members of the Stock Option
Committee are James C. Quayle (Chairman), Kent E. Agness and
William A. Franke.

        The Audit Committee is responsible for reviewing the services and fees of the Company's independent accountants and the financial statements, accounting practices and adequacy of auditing and internal controls of the Company. Kent E. Agness (Chairman), Dan Quayle and William A. Franke are the members of the Audit Committee. The Audit Committee held two meetings in 1993 and met again in February, 1994 with regard to the Company's audited financial statements for fiscal year 1993.

        The Board of Directors held five meetings during the Company's fiscal year ended December 26, 1993. The only incumbent director who attended fewer than 75% of the aggregate number of meetings of the Board of Directors and committees of which he was a member at the time of the meeting was James C. Quayle, who missed one board meeting and two committee meetings.

        Directors who are also employees of the Company receive no director fees or other compensation for acting as a director. Non-employee directors receive an annual retainer of $15,000, $1,000 for each meeting of the Board of Directors attended and $750 for each meeting of a committee of the Board attended. In addition, non-employee directors receive certain life insurance coverage. Kent E. Agness, William A. Franke and Dan Quayle receive coverage under split-dollar life insurance arrangements pursuant to which the Company will be reimbursed for premiums paid. The dollar value benefit of the premiums paid pursuant to such policies in 1993 was $5,287, $9,688 and $336 for Kent E. Agness, William A. Franke and Dan Quayle, respectively. James C. Quayle receives coverage under a death benefit only arrangement. In 1993, the premiums paid with respect to James C. Quayle were $2,286.


                        COMPENSATION OF EXECUTIVE OFFICERS

Compensation For Services

        The compensation for services rendered to the Company and its primary operating subsidiaries, Phoenix Newspapers, Inc. ("PNI") and Indianapolis Newspapers, Inc. ("INI"), during the fiscal year ended December 26, 1993, paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company is set forth below:

                                      SUMMARY COMPENSATION TABLE
                                                                                Long Term
                                            Annual Compensation                 Compensation
                                                                 Other Annual   Securities   All Other
                                                                 Compensa-      Underlying   Compensa-
Name and Principal Position  Year    Salary ($)     Bonus ($)    tion ($)(1)    Options (#)  tion ($)(1)

Frank E. Russell             1993     394,266        100,000              (2)     52,500       4,771 (4)
 President and Chief         1992     360,933         65,000              (2)     50,000       5,602 (3)
 Executive Officer           1991     340,600         50,000           --         50,000          --

Wayne D. Wallace             1993     123,850         31,250              (2)     11,000      14,649 (4)
 Treasurer                   1992     116,350         20,000              (2)     10,000      16,280 (3)
                             1991     110,600         15,000           --          9,000          --

Eugene S. Pulliam            1993      99,678            -0-              (2)     25,000       6,563 (4)
 President of PNI and        1992      99,678            -0-              (2)     25,000       6,375 (3)
 Publisher of the Company's  1991     100,178            -0-           --         25,000          --
 Indianapolis Newspapers

Malcolm W. Applegate         1993     198,850         66,600              (2)     22,500      39,298 (4)
 President and               1992     184,267         35,000              (2)     20,000      43,917 (3)
 General Manager of INI      1991     175,600         25,000           --         18,000          --

Louis A. Weil, III           1993     349,125        164,438              (2)     32,000      51,269 (4)
 Executive Vice President of 1992     329,317        100,292      305,663 (6)     30,000      59,331 (3)
 PNI and Publisher of the    1991     133,433 (5)     40,000 (5)       --         30,000          --
 Company's Phoenix Newspapers

(1)     In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, as informally interpreted by the Commission's staff, the amounts of other annual compensation and all other compensation are excluded for the Company's 1991 fiscal year.
(2)     Executive officers of the Company receive certain perquisites, but with respect to this executive officer the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.
(3)     Includes the following for Messrs. Russell, Wallace, Pulliam, Applegate and Weil, (i) Company matching contributions to the Savings Plus Plan of $2,182, $2,182, $1,994, $2,182 and $2,182 for each named executive officer, respectively; and (ii) group term life insurance policy premiums paid by the Company for the period prior to the revision of the Company's life insurance arrangements of $1,263, $553, $474,
        $1,774 and $2,218 for each named executive officer, respectively.  In addition, with respect to Messrs.
        Wallace, Applegate and Weil, this amount includes $13,545, $39,961 and $54,931, respectively, representing the dollar value benefit of premium payments under split-dollar life insurance policies under which the
        Company will be reimbursed for premiums paid.  With respect to Mr. Russell and Mr. Pulliam, this amount includes $2,157 and $3,907, respectively, which represents the premiums paid pursuant to a death benefit only life insurance arrangement.
(4)     Includes, for Messrs. Russell, Wallace, Pulliam, Applegate and Weil, Company matching contributions to the
        Savings Plus Plan of $2,249, $2,249, $1,994, $2,249 and $2,249 for each named executive officer, respectively.  In addition, with respect to Messrs. Wallace, Applegate and Weil, this amount includes
        $12,400, $37,049 and $49,020, respectively, representing the dollar value benefit of premium payments under split-dollar life insurance policies under which the Company will be reimbursed for premiums paid.
        With respect to Mr. Russell and Mr. Pulliam, this amount includes $2,522 and $4,569, respectively, which represents the premiums paid pursuant to a death benefit only life insurance arrangement.
(5)     Reflects Mr. Weil's employment by PNI for a partial year.
(6)     Includes $271,788 paid to Mr. Weil as reimbursement for moving expenses and interim housing costs associated with Mr. Weil's relocation to Phoenix and to compensate him for taxes payable as a result of the reimbursement of these relocation expenses.


Option Grants, Exercises and Holdings

        The following tables set forth information relating to option grants, exercises and holdings with respect to each of the named executive officers in the fiscal year ended December 26, 1993, as well as the end of the fiscal year:

                                   OPTION GRANTS IN LAST FISCAL YEAR

                                                                               Potential Realizable
                       Number of      Percent of                               Value Assuming
                       Securities     Total Options                            Annual Rates of Stock
                       Underlying     Granted To     Exercise                  Price Appreciation
                       Options        Employees in   Price Per    Expiration   For Option Term
Name                   Granted (1)    Fiscal Year    Share           Date        5% (2)       10% (2)

Frank E. Russell         52,500         17.5%         $23.875      10/29/03    $788,550   $1,998,150
Wayne D. Wallace         11,000          3.7%          23.875      10/29/03     165,220      418,660
Eugene S. Pulliam        25,000          8.3%          23.875      10/29/03     375,500      951,500
Malcolm W Applegate      22,500          7.5%          23.875      10/29/03     337,950      856,350
Louis A. Weil, III       32,000         10.7%          23.875      10/29/03     480,640    1,217,920

(1)     All such options become exercisable on October 29, 1996, the third anniversary of the date of grant.
(2)     These gains are based upon assumed rates of annual compound stock price appreciation of 5% and 10%
        from the date the options were granted over the full option term.  These amounts represent certain assumed rates of appreciation only.  Actual gains, if any, on option exercises and Class A Common
        Stock holdings are dependent on the future performance of the Company's Class A Common Stock and overall stock market conditions.  There can be no assurance that the amounts reflected on this table will be achieved.

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                   AND FISCAL YEAR END OPTION VALUES

                                                                                Value of
                                                      No. of                    Unexercised
                                                      Unexercised               In-The-Money
                                                      Options at                Options at
                      Shares          Value           Fiscal Year-End         Fiscal Year-End
                      Acquired on     Realized At   Exer-       Unexer-     Exer-       Unexer-
Name                  Exercise        Exercise Date cisable     cisable     cisable (1)   cisable (1)

Frank E. Russell           0                --      80,000      102,500      $781,250   $389,688
Wayne D. Wallace           0                --      17,000       21,000       168,250     79,625
Eugene S. Pulliam          0                --      45,000       50,000       443,750    190,625
Malcolm W. Applegate   2,000           $11,250      26,000       42,500       251,500    160,938
Louis A. Weil, III         0                --      30,000       62,000       277,500    235,500

(1)     Based on the closing price for Class A Common Stock on the last business day of the Company's 1993 fiscal year, which was $27.25 per share.


Pension Plans

        The Company, INI, Muncie Newspapers, Inc. and Huntington Newspapers, Inc. (the "Central Companies") maintain the Central Newspapers, Inc. Retirement Plan (the "Central Pension Plan") for their employees. Huntington Newspapers, Inc. was formerly a wholly owned subsidiary of the Company that was sold in 1964 and that elected to continue its participation in the Central Pension Plan. PNI maintains the Phoenix Newspapers, Inc. Retirement Plan (the "Phoenix Pension Plan") for its employees. The Central Pension Plan and the Phoenix Pension Plan are substantially identical plans and are hereinafter collectively referred to as the "Pension Plans." The Pension Plans are tax qualified defined benefit plans under the Internal Revenue Code of 1986, as amended (the "Code") and are subject to requirements imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

        Employees of the Central Companies and PNI (collectively, the "Participating Companies") automatically become participants in the Pension Plans on the first day of the month following completion of at least 1,000 hours of service in a designated one year period of employment with the Participating Companies. Benefits are fully vested upon completion of at least five years of service. Benefits also become vested upon a participant's death, disability or attainment of normal retirement age.

        For service prior to 1994, a participant's annual retirement income under the Pension Plans is equal to the sum of his basic credits and his supplemental credits, subject to a special dollar limitation under the Code. However, the Participating Companies have periodically increased the amount of retirement income payable to participants. The Participating Companies contribute amounts to the Pension Plans on a periodic basis which, when aggregated with voluntary employee contributions, are sufficient to fund the Pension Plans in accordance with actuarial assumptions. Benefits are payable upon normal, early or disability retirement and deferred vested benefits are payable on other terminations of employment. Benefits with an actuarial value in excess of $3,500 are payable on a monthly basis. Under certain circumstances, survivor benefits are payable upon the death of a participant.

        For service prior to 1994, a participant generally earns basic credits for each week's participation in the Pension Plans equal to the amount of his weekly earnings, up to $312.00, multiplied by 1-7/8%. A participant may choose to earn supplemental credits for each week of participation in the Pension Plans by voluntarily contributing up to 3-3/4% of his weekly earnings over $312.00 (including salary, wages, overtime, bonuses and contributions to the Central Newspapers, Inc. Savings Plus Plan (the "Savings Plus Plan")) to the Pension Plans. If a participant chooses to make such voluntary contributions, he receives supplemental credits equal to 60% of the voluntary contributions made each week.

        Effective January 1, 1994 the Pension Plans were amended to eliminate the voluntary employee contribution feature, provide future benefits based on the participants' years of service and average compensation at retirement and enhance the pension benefits of early retirees who begin receiving their benefits before age 65. Specifically, a participant's retirement benefit for periods of service after 1993 equals 1.2% of the participant's average annual compensation for the highest 5 of his last 10 years of employment with the Participating Companies multiplied times his number of years of service with the Participating Companies after 1993. Plan participants who had attained age 50 on December 31, 1993 could elect to continue making voluntary employee contributions and have benefits provided under the pre-1994 plan provisions. Huntington Newspapers, Inc. elected to continue providing benefits under the prior plan provisions to all eligible employees. The benefits provided to existing retirees and beneficiaries were increased by varying amounts up to ten percent. These amendments are subject to approval by the Internal Revenue Service.

        The aggregate annual benefit payments receivable by a participant under the Pension Plans are subject to a maximum benefit amount equal to the lesser of the following amounts: (i) $118,800 in fiscal 1994 subject to specified limitations and adjustments under the Code; or (ii) 100% of the participant's average annual income (as defined under Section 415 of the Code) from the Participating Companies during the three consecutive years in which the employee was a participant in the Pension Plans and had the greatest aggregate income from the Participating Companies.

        The table below shows the estimated annual benefits expressed in single life annuity form that would be provided by the Pension Plans for the executive officers named in the cash compensation table if such officers had both attained age 65 and retired on January 1, 1994. All such executive officers have made the maximum possible voluntary contributions to the Pension Plans. For officers currently receiving mandatory distributions, the table shows the amount of benefits expected to be received during 1994.

                                                    Estimated Annual
                                                Benefits at January 1, 1994

                Frank E. Russell                     $66,082
                Wayne D. Wallace                     $24,515
                Eugene S. Pulliam                    $57,268
                Malcolm W. Applegate                 $12,631
                Louis A. Weil, III                   $10,309


                                     COMPENSATION COMMITTEE REPORT
                                       ON EXECUTIVE COMPENSATION

Statement of Compensation Policies

        The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") is responsible for developing the Company's executive compensation policies. The
Compensation Committee has adopted the following list of objectives to be achieved through its compensation of executive officers:

        -- Provide compensation opportunities which are comparable to those offered by other similar companies in our industry, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success;

        -- Reward key executive officers annually based on an overall assessment of their performance; and

        -- Align the interest of executives with the long-term interests of shareholders through the award of stock options that can result in the ownership of the Company's Class A Common Stock.

        At present, the Company's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive opportunities in the form of stock options.


Base Salary

        The Compensation Committee determines, on an annual basis, the base salary of the Chief Executive Officer and each of the other ten most highly compensated employees of the Company and its subsidiaries. Base salary levels for the Company's executive officers are intended to be comparable to those offered by other similar companies in the newspaper industry. The Compensation Committee's primary sources of comparative data are the companies selected for inclusion in the index of peer companies used in constructing the performance graph which follows this report, although salary data from other media companies which compete with the Company for executive talent is considered when appropriate. In determining salaries, the Compensation Committee also takes into account an executive's position, tenure and individual experience and the Compensation Committee's subjective assessment of individual performance. Generally, corporate performance is not a factor in determining base salaries.

        Effective April 1, 1993, the Compensation Committee increased the salary paid to Frank E. Russell, Chief Executive Officer of the Company. This increase reflected the Compensation Committee's subjective assessment of Mr. Russell's individual performance. The increase was also intended to make Mr. Russell's salary more competitive with the salaries paid to chief executive officers by other similar companies in the newspaper industry. Based upon information it has received through compensation consultants and otherwise, the Compensation Committee believes Mr. Russell's base salary is below the median of the range of salaries paid to chief executive officers by other similar companies in the newspaper industry.

Incentive Bonus Awards for 1993

        The Compensation Committee is responsible for determining the amount of the incentive bonus for the Chief Executive Officer of the Company. Mr. Applegate and Mr. Weil received bonuses for 1993 pursuant to Management By Objectives Programs at INI and PNI, respectively (the "MBO Programs"). The MBO Programs pay bonuses based upon the achievement of certain profitability and individual objectives. The bonus formula, profitability objectives and individual objectives for each participating employee are set each year by management of INI and PNI, respectively, and are approved by Mr. Russell. The Compensation Committee does not administer the MBO Programs. The amount of the incentive bonus paid to Mr. Wallace for 1993 was determined by the Chief Executive Officer based upon his subjective evaluation of (i) Mr. Wallace's performance in achieving certain individual objectives, and, (ii) the performance of the Company.

        In determining the amount of annual incentive bonus paid to Mr. Russell, the Compensation Committee considered Mr. Russell's performance in managing the Company in what continues to be a challenging business climate for newspapers. In particular, the Compensation Committee considered its subjective assessment of the Company's performance in 1993, as well as Mr. Russell's efforts in (i) completing the first newspaper acquisition by the Company in over 40 years, (ii) managing the transition of leadership at INI following the death of W.A. Dyer Jr., (iii) completing an analysis and redesign of the Company's retirement plans, (iv) continuing to build the Company's management team, and (v) engaging in long-term planning for the Company and its operating subsidiaries. The Compensation Committee also considered the amounts paid as bonuses to Mr. Weil and Mr. Applegate under the MBO Programs in determining Mr. Russell's bonus for 1993.

Stock Option Awards for 1993

        The Central Newspapers, Inc. Stock Option Plan is the Company's long-term incentive plan for executive officers and key managers. The objective of the program is to align executive and shareholder long-term interests enabling executives to develop and maintain a significant, long-term ownership position in the Company's Class A Common Stock. Option grants are made by the Stock Option Committee, which consists of the three members of the Compensation Committee who are outside directors.

        In granting stock options to the executive officers of the Company, including Mr. Russell, the practices of other major companies as reported by an independent compensation consultant, the amount of previous option grants and the Stock Option Committee's subjective assessment of the executive's level of responsibility and contributions to the Company are considered. These determinations are made without regard to the amount of an executive officer's aggregate stock option holdings. The grants made in 1993, as set forth in the tables above, reflect such considerations.

                               William A. Franke, Chairman
                               Kent E. Agness
                               Eugene S. Pulliam
                               James C. Quayle
                               Members of the Compensation Committee
March 16, 1994


                               COMPANY PERFORMANCE

       The following graph show a comparison of cumulative total returns for the Company's Class A Common Stock, the Standard &
Poor's 500 Stock Index (the "S&P 500") and an index of peer companies selected by the Company.


                COMPARISON OF 51 MONTH CUMULATIVE TOTAL RETURN (1)
          Among Central Newspapers, Inc., S & P 500 and a Peer Group (2)





                      [Filed in paper under cover of Form SE]



(1) The total cumulative return on investment (change in the year end stock price plus reinvested dividends) (the "Total Return") for the Company's Class A Common Stock is based on a $100.00 investment as of September 21, 1989 (the day following the date that the registration of the Class A Common Stock became effective under the Securities Exchange Act of 1934, as amended, and the date on which the Class A Common Stock first traded on the New York Stock Exchange) at the initial public offering price of $21.00 per share.
        Total Return for the peer group is based on a $100 investment as of September 21, 1989 and the Total Return for the S & P 500 is based on a $100 investment as of August 31, 1989. The Total Return for the Class A Common Stock and the peer group is shown through December 26, 1993. The Total Return for the S & P 500 is shown through December 31, 1993.

(2) Investment in the peer group is weighted based on market capitalization as of September 21, 1989. Companies in the peer group are as follows: Gannett Co., Inc., Knight-Ridder, Inc., Lee Enterprises, Incorporated, McClatchy Newspapers, Inc., The New York Times Company, Pulitzer Publishing Company, The E.W. Scripps Company, Tribune Company and The Washington Post Company. The peer group used to construct the performance graph for the Company's 1992 proxy statement included Affiliated Publications, Inc. During 1993, Affiliated Publications, Inc. merged with and into The New York Times Company, another member of the peer group. For this reason, Affiliated Publications, Inc. was not included in the peer group for purposes of constructing the performance graph set forth above.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Eugene S. Pulliam, Executive Vice President of the Company, President of PNI and Publisher of the Company's Indianapolis
Newspapers, serves on the Compensation Committee of the Company.

        Since September 17, 1992, PNI has been the holder of a $544,500 promissory note of America West Airlines, Inc., which is presently operating in Chapter 11 under the Federal bankruptcy laws. The note was issued pursuant to a facility in which a number of lenders extended debtor-in-possession financing to America West Airlines, Inc. The note, which bears interest at a rate of 3.5% in excess of the London Interbank Offered Rate, is due on June 30, 1994 and is secured, together with the obligations of other lenders providing debtor-in-possession financing, by liens on substantially all of the assets of America West Airlines, Inc. William A. Franke became the Chairman of the Board of America West Airlines, Inc. on September 17, 1992 and currently acts as its Chief Executive Officer.


                         TERMINATION OF EMPLOYMENT ARRANGEMENTS

        Louis A. Weil, III, Executive Vice President of PNI and Publisher of the Company's Phoenix Newspapers, is party to a Termination Benefits Agreement, dated as of August 1, 1991, with PNI which entitles him to receive a payment from PNI in the event he is terminated for any reason other than cause (as defined in the agreement) or his death, total disability or attainment of age 65. Such payment shall be in an amount equal to ten percent (10%) of Mr. Weil's annual base salary on the date of termination for each full six months of service prior to termination, provided that such payment is limited to 100% of Mr. Weil's annual base salary.


                         PROPOSAL II -- APPROVAL OF AUDITORS

        The Board of Directors has selected, subject to the approval of the shareholders, the firm of Geo. S. Olive & Co., certified public accountants, as independent accountants to audit the financial statements of the Company for its fiscal year ending December 25, 1994. Geo. S. Olive & Co. has served in that capacity for over 40 years. Representatives of Geo. S. Olive &
Co. will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will respond to appropriate questions.


                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

        The Company retains as its legal counsel the law firm of Barnes & Thornburg, of which Kent E. Agness is a partner. The amount of fees paid to Barnes & Thornburg for the 1993 fiscal year was less than 5% of the Company's gross revenues for such fiscal year and less than 5% of Barnes & Thornburg's gross revenues for the same period.

                         COMPLIANCE WITH SECTION 16(a) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1993. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, with respect to the fiscal year ended December 26, 1993, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent shareholders were complied with, except one report on Form 5 was filed late by James C. Quayle, a Director of the Company. In addition, Frank E. Russell, a Director and officer of the Company, made one late filing of a report on Form 4 with respect to a period prior to the fiscal year ended December 26, 1993.

                               SHAREHOLDER PROPOSALS

        The Company's Code of By-Laws provide that only such business may be conducted at a meeting of shareholders as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To properly bring business before the meeting of shareholders, written notice thereof must be delivered to or mailed and received by the Secretary of the Company not less than ten (10) days prior to the meeting. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the Company's shareholder list, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business.

        Shareholders of the Company may also nominate persons for election to the Board of Directors by providing written notice to the Secretary of the Company. Such notice must be delivered to or mailed and received at the principal office of the Company not less than ten (10) days prior to the meeting and must set forth as to each person whom the shareholder proposes to nominate
(a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to serving as a director if elected), and (e) the qualifications of the nominee to serve as a director of the Company. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

        Proposals of shareholders intended to be presented at the next Annual Meeting to be held in April, 1995 must be received by the Company at its principal executive offices for inclusion in the proxy statement and form of proxy relating to that meeting no later than December 25, 1994.

                                   ANNUAL REPORT

        The Annual Report for the Company's fiscal year ended
December 26, 1993, is being mailed with this Proxy Statement to all shareholders. The Annual Report is not a part of the proxy soliciting material.

                                   OTHER MATTERS

        Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof. Management is not aware of any business to come before the Annual Meeting other than that described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.




                                CENTRAL NEWSPAPERS, INC.
                                  CLASS A COMMON STOCK
                  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 21, 1994

The undersigned appoints Eugene S. Pulliam and Frank E. Russell, or either of them, with full power of substitution, as proxies to vote all shares of CLASS A COMMON STOCK held by the undersigned at the Annual Meeting of Shareholders of Central Newspapers, Inc. to be held April 21, 1994, at 10:00 a.m., Indianapolis time, and at any adjournment thereof, on the following matters:

        1.      ELECTION OF DIRECTORS
                FOR all eight nominees listed below (except
                as marked to the contrary below)   [_]

                WITHHOLDING AUTHORITY to vote for all nominees
                listed below           [_]

        KENT E. AGNESS, MALCOLM W. APPLEGATE, WILLIAM A. FRANKE,
        EUGENE S. PULLIAM, DAN QUAYLE, JAMES C. QUAYLE,
        FRANK E. RUSSELL, LOUIS A. WEIL, III
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

        _________________________________________________

        2.      APPROVAL OF AUDITORS

        FOR approval of Geo. S. Olive & Co. as auditors for
        Central Newspapers, Inc. for the fiscal year ending
        December 25, 1994              [_]

        AGAINST approval of Geo. S. Olive & Co.         [_]

        ABSTAIN        [_]


        3. In their discretion, upon such other business (none of which is known to management of Central Newspapers, Inc. as of the mailing date of this proxy) as may properly come before the meeting.

IMPORTANT - This Proxy must be signed and dated on the reverse side.

                                        [Reverse Side of Proxy]
                                      (Continued from other side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE OTHER SIDE OF THIS PROXY CARD. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE ACTION RECOMMENDED BY THE BOARD OF DIRECTORS AND, IN THE ABSENCE OF A RECOMMENDATION, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

Please sign exactly and as fully as shown below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:  ______________________, 1994


                                          __________________________________
                                               (Signature)

                                          __________________________________
                                          (Signature if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE
ENCLOSED ENVELOPE.






                                CENTRAL NEWSPAPERS, INC.
                                  CLASS B COMMON STOCK
                   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 21, 1994

The undersigned appoints Eugene S. Pulliam and Frank E. Russell, or either of them, with full power of substitution, as proxies to vote all shares of CLASS B COMMON STOCK held by the undersigned at the Annual Meeting of Shareholders of Central Newspapers, Inc. to be held April 21, 1994, at 10:00 a.m., Indianapolis time, and at any adjournment thereof, on the following matters:

        1.      ELECTION OF DIRECTORS

                FOR all eight nominees listed below (except
                as marked to the contrary below)            [_]

                WITHHOLDING AUTHORITY to vote for all nominees
                listed below           [_]

        KENT E. AGNESS, MALCOLM W. APPLEGATE, WILLIAM A. FRANKE,
        EUGENE S. PULLIAM, DAN QUAYLE, JAMES C. QUAYLE,
        FRANK E. RUSSELL, LOUIS A. WEIL, III
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

        ______________________________________________________

        2.      APPROVAL OF AUDITORS

        FOR approval of Geo. S. Olive & Co. as auditors for
        Central Newspapers, Inc. for the fiscal year ending
        December 25, 1994              [_]

        AGAINST approval of Geo. S. Olive & Co.     [_]

        ABSTAIN        [_]

        3. In their discretion, upon such other business (none of which is known to management of Central Newspapers, Inc. as of the mailing date of this proxy) as may properly come before the meeting.

IMPORTANT - This Proxy must be signed and dated on the reverse side.


                                        [Reverse Side of Proxy]
                                      (Continued from other side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE OTHER SIDE OF THIS PROXY CARD. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE ACTION RECOMMENDED BY THE BOARD OF DIRECTORS AND, IN THE ABSENCE OF A RECOMMENDATION, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

Please sign exactly and as fully as shown below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _________________________, 1994


                                    ________________________________________
                                               (Signature)

                                    ________________________________________
                                       (Signature if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE
ENCLOSED ENVELOPE.